EXHIBIT 10.4
R. G. BARRY CORPORATION
DEFERRAL PLAN
DIRECTORS’ NOTICE OF ELIGIBILITY

To:

From:

Date:

Re:	Deferring Taxes on Restricted Stock Units Granted in 20____
You are eligible to participate in the R. G. Barry Corporation Deferral Plan (“Deferral Plan”). You may elect to participate in the Deferral Plan by completing and returning the attached Enrollment Form to                      at R. G. Barry Corporation; 13405 Yarmouth Road N.W.; Pickerington, Ohio 43147 no later than 30 days after                     , 20___.
Before deciding whether you want to participate in the Deferral Plan, you should read this Notice of Eligibility and the attached copy of the Deferral Plan. If you have any questions, please contact                      at                     .
1.00 The Deferral Plan allows you to defer income taxation of Restricted Stock Units granted to you in 20___under the R. G. Barry Corporation 2005 Long-Term Incentive Plan.
The Deferral Plan has been specially designed to allow you to defer taxes on any Restricted Stock Units (“RSUs”) granted to you in 20___(“20___ RSUs”).
Although your 20___ RSUs will not be officially awarded until                                         , 20___, we expect that you will be awarded:
•	RSUs;

•	The 20___ RSUs will fully “vest” on the first anniversary of the award date.
Note: RSUs will be more fully described in a separate prospectus and an award agreement that will be distributed to you when your 20___ RSUs are granted.
Normally, your RSUs are taxed when the vesting conditions described in the award agreement are met. However, you may defer income taxation of all or part of your 20___ RSUs by following the instructions included in this notice. If you do this, you will not have to pay income taxes until you actually receive a distribution from the Deferral Plan, although Social Security and local wage taxes will be due when the 20___ RSUs vest.

This notice describes:
•	How and when you may elect to defer income taxation of all or part of your 20___ RSUs (see Section 2.00);

•	How and when you will receive the value of any deferred 20___ RSUs (see Section 3.00);

•	The income and other tax effect of deferring all or part of your 20___ RSUs (see Section 4.00); and

•	What you should do next (see Section 5.00).
Note: Before reading the rest of this notice (and before making any election), you should understand that many of the rules described below are part of a new section of the Internal Revenue Code (“Code”), called Code §409A. The rules under Code §409A will affect any deferral election you make. However, the Internal Revenue Service has not yet fully explained the effect of Code §409A. This description is based on the Company’s current understanding of Code §409A and its likely effect on any deferral election you make. However, it may be necessary to change the Deferral Plan to accommodate final regulations. And, these changes may affect how and when you may receive the value of any deferred 20___ RSUs.
2.00 You must act soon if you want to defer all or part of your 20___ RSUs.
Code §409A requires that any deferral of income taxes (such as an election to defer all or part of your 20___ RSUs) must be made at least 12 months before the affected income is earned. However, because this is the first year for which you have participated in an R. G. Barry deferred compensation arrangement, you may make this election as late as 30 days after                                         , 20___.
Also, you should understand that:
•	Once made, you may not revoke a deferral election;

•	You may make an election with respect to all or part of your 20___ RSUs;

•	This election will affect only your 20___ RSUs – if you want to make a similar election for later awards, you must make a separate election.
You may elect to defer all or part of your 20___ RSUs by completing the attached Enrollment Form (but only after reading the rest of this notice and the attached copy of the Deferral Plan). If you decide to make this election, be sure to follow the instructions included on the Enrollment Form; if you do not, your election will be ineffective and will not be implemented.

3.00 You will not receive the value of any deferred 20___ RSUs until you leave the Board.
3.01 How the deferral works.
Any 20___ RSUs that you defer into the Deferral Plan will be subject to the terms of the Deferral Plan (a copy of which is attached). As noted above, these terms may change when the IRS issues final regulations under Code §409A. However, based on its current understanding of Code §409A and on the terms of the Deferral Plan, the Company believes this is how the Deferral Plan will work:
•	The value of any deferred 20___ RSUs will be credited to an account maintained in your name under the Deferral Plan;

•	This account will be credited with the number of shares of Company stock you would have received had you not deferred the 20___ RSUs you elect to defer;

•	This account also will be adjusted to reflect the changing value of shares of Company stock until it is fully distributed to you;

•	When you leave the Board for any reason, your account will be distributed to you (or your beneficiary if you die). This distribution will be made in shares of Company stock having a fair market value equal to your Deferral Plan account balance; and

•	Normally, your Deferral Plan benefit will be distributed in a single distribution, although you may elect to have the distribution made in a series of installments (see below for a description of how you may make this election and the effect of making that election).
Note: There is no guarantee that the value of your account will increase.
3.02 How the value of your deferred 20___ RSUs will be distributed
As noted above, the Deferral Plan provides that the value of your Deferral Plan benefit will be distributed in a single payment no later than March 15 of the calendar year that begins after you leave the Board. However, the Deferral Plan allows you to elect to have the value of your Deferral Plan benefit distributed in five annual installments if you make that election at the same time you elect to defer your 20___ RSUs (this may be done on the same form that you used to defer your 20___ RSUs).
Before you make any election affecting distribution of your Deferral Plan benefit, you should understand four rules:
•	If you elect to receive a distribution in five annual installments, the amount you receive will be your Deferral Plan account balance divided by the remaining number of installments (e.g., the first distribution will be one-fifth of your account balance, the second distribution will be one-fourth of your account balance and so forth);

•	You may not change this election once it has been made;

•	You may not elect an installment period other than five years (i.e., the only alternatives are a single distribution and five annual installments); and

•	Until your Deferral Plan account is fully distributed, the value of your Deferral Plan account will fluctuate to reflect the value of Company stock (i.e., if the value of

Company stock increases, your Deferral Plan account will increase and if the value of Company stock decreases, your Deferral Plan account will decrease).
4.00 Income taxes will not be due on the value of your deferred 20___ RSUs until you leave the Board, although other taxes may be due earlier.
Normally, your 20___ RSUs will be subject to federal, state and local income, self-employment and wage taxes when those RSUs vest. However, if you make the deferral election described in Section 2.00 of this notice, the value of your 20___ RSUs will not be subject to federal or state income taxes until it is distributed to you. But, federal and local self-employment and wage taxes still are due on the value of your 20___ RSUs when they vest under the terms of the award agreement.
Generally, federal and local self-employment and wage taxes are limited to Social Security and Medicare taxes and city and school district wage taxes. These taxes, which you must pay when the 20___ RSUs vest whether or not you defer them into the Deferral Plan, are your responsibility.
5.00 What you should do next.
After you read this notice and the attached copy of the Plan, you should:
•	Contact at if you have any questions about this deferral opportunity;

•	Complete the appropriate portions of the attached Enrollment Form. This is done by:
➢	Completing Sections 2.00, 3.00 and 4.00 of the attached Enrollment Form if you do want to defer all or any part of your 20___ RSUs; and

➢	Completing Sections 2.00 and 4.00 of the attached Enrollment Form if you do not want to defer any portion of your 20___ RSUs.
ANY FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

R. G. BARRY CORPORATION
DEFERRAL PLAN
ENROLLMENT FORM RELATING TO RESTRICTED STOCK UNITS ISSUED
                                         , 20___
1.00 Important instructions for completing this Enrollment Form.
Before you complete this Enrollment Form, you should read the Notice of Eligibility that accompanies this form and the copy of the R. G. Barry Corporation Deferral Plan (“Deferral Plan”) attached to that Notice of Eligibility.
•	If you do want to defer all or any part of your 20___ RSUs, complete Sections 2.00, 3.00 and 4.00 of this Enrollment Form and return the completed form to the address given below no later than 30 days after , 20___;

•	If you do not want to defer all or any part of your 20___ RSUs, complete Sections 2.00 and 4.00 of this Enrollment Form and return the completed form to the address given below no later than 30 days after , 20___; and

•	If you have any questions about this deferral opportunity, contact at or at the address given below.
A completed copy of this Enrollment Form must be returned to the following address no later than 30 days after                                         , 20___:

R. G. Barry Corporation
13405 Yarmouth Road N. W.
Pickerington, Ohio 43147
Note: If you elect to defer all or a portion of your 20___ RSUs by completing Sections 2.00, 3.00 and 4.00, you also may name a person (“Beneficiary”) to receive any Deferral Plan benefits that are not distributed when you die. You may name a Beneficiary using the “Beneficiary Designation Form” attached to your 20___ RSU award agreement.
2.00 Participation.
Check the first box below if you do want to defer all or part of your 20___ RSUs subject to the terms of the Deferral Plan or check the second box below if you do not want to defer any part of your 20___ RSUs.
Note: An election under this section will apply only to your 20___ RSUs but will be irrevocable when made. A separate election must be made to defer any other grants from the Equity Plan. For example, if you elect to defer all of your 20___ RSUs on this form you must make a separate election if you want to defer any awards granted in 20___ (if the Committee decides you are eligible to do so). Similarly, if you elect not to defer any portion of your 20___ RSUs, you may

elect to defer all or part of any awards granted in 20        (if the Committee decides that you are eligible to do so).
☐ Check here if you do want to defer all or part of your 20___ RSUs subject to the terms of the Deferral Plan. Also, check the 20___ RSUs you want to defer:
☐ All of the 20___ RSUs (if you want to defer some but not all of your 20___ RSUs, check one or more of the boxes immediately below adjacent to the 20___ RSUs you want to defer)
☐ ___% (insert 25%, 50%, 75% or 100%) of the 20___ RSUs
You also must complete Sections 3.00 and 4.00 of this Enrollment Form and return the completed form to the address shown above no later than 30 days after                                         , 20___.
☐ Check here if you do not want to defer any portion of your 20___ RSUs. You also must complete Section 4.00 of this Enrollment Form and return the completed form to the address shown above no later than 30 days after , 20___.
3.00 Distributions.
Complete this section only if you want to receive the value of your deferred 20___ RSUs in five annual installments. If you do not complete this section, your Deferral Plan account will be distributed in a single payment.
Note: An election under this section will apply only to your 20___ RSUs and will be irrevocable when made. A separate election must be made for any other grants from the Equity Plan and those elections may be different. For example, if you do not make an election under this section for 20___, your 20___ RSUs will be distributed in a single payment. But if you want to receive the value of any future grants in five annual installments, you may make that election on the Enrollment Form you receive in connection with these future grants.
☐ Check here if you do want to receive the value of your 20___ RSUs in five annual installments.
4.00 Acknowledgements.
By signing below, I acknowledge that:
•	I have received and read a copy of the R. G. Barry Corporation Deferral Plan and a Notice of Eligibility relating to my participation in that plan;

•	I fully understand the terms of the R. G. Barry Corporation Deferral Plan and the risks associated with any election I make relating to that plan;

•	The R. G. Barry Corporation Deferral Plan is unfunded and not subject to the Employee Retirement Income Security Act of 1974, as amended and that I have no right or claim to receive benefits related to the plan other than those specifically described in the plan.

•	I am solely responsible for ensuring that the plan’s administrative committee’s records contain my current address and that of my beneficiary; and

•	I may designate a beneficiary to receive any amounts due at my death (or change my beneficiary) by completing a separate beneficiary designation form available to me from the plan’s administrative committee.

Date	Signature

Printed name
Received by Committee on: